SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                    TSR, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X] No fee required.
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

                                    TSR, Inc.
                                 400 OSER AVENUE
                               HAUPPAUGE, NY 11788
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         to be held on December 6, 2004


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TSR, Inc. (the "Company"), a Delaware corporation, will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 6, 2004 at 9:00 a.m. local time, to consider and act upon the following matters.

    1.     To elect two (2) Class III Directors.

    2. To ratify the appointment by the Board of Directors of BDO Seidman LLP as the independent auditors of the Company to examine and report on its consolidated financial statements for the fiscal year ending May 31, 2005.

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Stockholders of record at the close of business on October 29, 2004 will be entitled to vote at the meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be open for examination of any stockholder of the Company, for any purpose germane to the meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the Meeting.


                                           By Order of the Board of Directors,
                                           John G. Sharkey, Secretary
Hauppauge, New York
November 1, 2004


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.

                                    TSR, Inc.
                                 400 Oser Avenue
                               Hauppauge, NY 11788

                         ANNUAL MEETING OF STOCKHOLDERS
                         to be held on December 6, 2004


                                 PROXY STATEMENT
                                 ---------------

The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of the Stockholders of the Company to be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 6, 2004 at 9:00 a.m. or at any adjournment thereof. The solicitation of proxies will be made by mail and the cost will be borne by the Company.

Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for each of the proposals set forth in the accompanying Notice of Meeting. Each proxy granted is revocable and may be revoked at any time prior to its exercise by advising the Company in writing of its revocation. In addition, a Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given.

This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended May 31, 2004 were first mailed on or about November 1, 2004 to holders of record as of October 29, 2004.

A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. Shares of Common Stock represented in person or by proxy at the Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter will have no effect on the voting.

Candidates for election as members of the Board of Directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors.

The outstanding voting stock of the Company as of September 15, 2004 consisted of 4,568,012 shares of Common Stock, par value one ($.01) cent per share (the "Common Stock"), with each share entitled to one vote. Only Stockholders of record at the close of business on October 29, 2004 are entitled to vote at the Meeting.

As of September 15, 2004 the following persons were known to Management to be beneficial owners of more than five percent of the Company's Common Stock:


                                    Amount and Nature
Name and Address                 of Beneficial Ownership
of Beneficial Owner              at September 15, 2004(1)       Percent of Class
-------------------              ------------------------       ----------------

Joseph F. Hughes(2)
400 Oser Avenue
Hauppauge, New York 11788             1,810,053(3)                    39.6%

(1) Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.
(2)   The beneficial owner is an officer and director of the Company.
(3) Mr. Hughes' ownership includes 270,928 shares of common stock held of record by his wife, as to which Mr. Hughes disclaims beneficial ownership.

All executive officers and directors of the Company as a group (6 persons) beneficially owned shares of the Company's common stock as of September 15, 2004 as follows:

         Amount of Shares
        Beneficially Owned                              Percent of Class
        ------------------                              ----------------

             1,898,753                                        41.6%

                       PROPOSAL 1 - ELECTION OF DIRECTORS
                       ----------------------------------

At the Meeting, two (2) Class III Directors are to be elected for a three year term expiring at the Company's 2007 Annual Meeting or until their successors have been elected and qualified.

If the nominees listed below are unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for such nominee or nominees as the person or persons designated to vote shall, in their judgment, designate. Management at this time has no reason to believe that the nominees will not be available or will not serve if elected.

Set forth in the following table is certain information with respect to the nominees, as of September 15, 2004.

 Names of Directors                           Nominee        Nominee
    and Nominees                             for Class       for Term
    for Election                 Age        of Director      Expiring
    ------------                 ---        -----------      --------
Robert A. Esernio                 75         Class III         2007
John H. Hochuli, Jr.              74         Class III         2007


Directors and Executive Officers of the Company.
------------------------------------------------

The following table sets forth certain information concerning the executive officers and directors of the Company, including equity securities beneficially owned, as of September 15, 2004. The statements as to securities beneficially owned are based upon information furnished by the officers and directors of the
Company:

                                                                                         Common Stock
                                                                      Year First        of the Company        Percentage
                                                                      Officer or      Owned Beneficially         Of
Name                         Age                Position               Director     Directly or Indirectly      Class
----                         ---                --------               --------     ----------------------      -----
Joseph F. Hughes              73     Chairman of the Board, Chief        1969             1,810,053(1)          39.6%
                                     Executive Officer, President,
                                     Treasurer and Director
Ernest G. Bago                64     President, TSR Consulting           1990               67,200               1.5%
                                     Services, Inc. and Director
John G. Sharkey               45     Vice President, Finance,            1990               21,500               0.5%
                                     Controller and Secretary
James J. Hill(2,3,4)          71     Director                            1989                  -                   -
John H. Hochuli, Jr.(2,3,4)   74     Director                            1993                  -                   -
Robert A. Esernio(2,3,4)      75     Director                            2001                  -                   -

(1) See footnotes to table of stock ownership of certain stockholders.

(2) Member of the Compensation Committee of the Board of Directors.

(3) Member of the Audit Committee of the Board of Directors.

(4) Member of the Nominating Committee of the Board of Directors.

-----------------------------------------------------------

The Company maintains the following committees of the Board of Directors: the Compensation Committee, the Nominating Committee and the Audit Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix
A. A copy of the Nominating Committee Charter is attached to this Proxy Statement as Appendix B.


The Board of Directors has determined that each member of each committee meets the applicable laws and regulations, including those of The NASDAQ Stock Market, regarding "independence". The Board of Directors also has determined that Robert
A. Esernio, an independent director who serves as the Chair of the Board's Audit Committee, is an "audit committee financial expert" as such term is defined in applicable regulations of the Securities and Exchange Commission.


During the fiscal year ended May 31, 2004 the Company's Board of Directors held five meetings. Each incumbent Director, who was a director at the time of the meeting, attended all of the meetings held during such period. The Compensation Committee, consisting of the three outside directors, met once during the year, with all members at the time of the meeting in attendance. The Audit Committee also met six times during the year, with all members in attendance. The Company did not maintain a nominating committee during the year ended May 31, 2004 and nominations were made by the full Board of Directors. The Company established a Nominating Committee in September 2004.


The Audit Committee

The Audit Committee's current members are Robert A. Esernio, James J. Hill and John H. Hochuli Jr. The Audit Committee's primary functions are to assist the Board in monitoring the integrity of the Company's financial statements and systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and performance of the Company's independent auditors. The Audit Committee is responsible for pre-approving any engagements of our independent auditors.


The Compensation Committee

The Compensation Committee's current members are Robert A. Esernio, James J. Hill and John H. Hochuli, Jr. The Compensation Committee reviews the total compensation package for all executive officers, including the Chief Executive Officer; considers modification of existing compensation and benefit programs and the adoption of new plans; and administers the plans.

The Nominating Committee

The Nominating Committee's current members are Robert A. Esernio, James J. Hill and John H. Hochuli, Jr. The Nominating Committee, which was established in September 2004, did not hold any meeting during the Company's fiscal year ended May 31, 2004. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors and oversees the evaluation of the Board of Directors. The Nominating Committee's process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a Proxy Statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled "Stockholder Nominations." In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee's slate of nominees in our proxy statement.

In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year (a "Qualified Stockholder Proposal"). If the Nominating Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provision referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Nominating Committee chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified. The procedures described in this paragraph are meant to establish additional requirements and are not meant to replace or limit stockholders' general nomination rights in any way.

In evaluating director nominees, the Nominating Committee currently considers the following factors:

o the Company's needs with respect to the particular talents and experience of our directors;
o the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;
o familiarity with the Company's business and businesses similar or analogous to ours;
o experience with accounting rules and practices and corporate governance principles; and
o such other factors as the Nominating Committee deems are in our best interests and the best interests of our stockholders.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals who meet the criteria.

Executive Sessions of Independent Directors

Directors who are independent under the NASDAQ stock market listing standards and applicable laws and regulations will meet in executive session without management present at least two times each fiscal year.

Code of Ethics

The Company has adopted a code of ethics that applies to all of the employees, including the chief executive officer and chief financial and accounting officers. The code of ethics is posted on the Home Page of its website at http://www.tsrconsulting.com. The Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our code of ethics. Stockholders may request a free copy of the code of ethics by writing to Corporate Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11778. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to the Company's directors or principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Stock Market.

Stockholder Nominations.

Under the Company's By-laws a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to the Company's Corporate Secretary at its principal executive offices. The Company must receive the notice of a stockholder's intention to introduce a nomination or proposed item of business at an annual meeting no later than 75 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting.

However, if the annual meeting is scheduled to be held on a date more than 30 days before the anniversary date or more than 60 days after the anniversary date, a stockholder's notice must be given not later than the later of (i) the 75th day prior to the scheduled date of the annual meeting or (ii) the 15th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Stockholder Communications with Directors

Generally, stockholders who have questions or concerns should contact the Company's Corporate Secretary at (631) 231-0333. Any stockholder who wishes to address questions regarding the Company's business directly with the Board of Directors, or any individual director, should direct his or her questions, in writing, in care of the Company's Secretary, at the Company's offices at 400 Oser Avenue, Hauppauge, NY 11788.

Directors and Executive Officers
Mr. Joseph F. Hughes, from 1953 until forming the Company in 1969, was employed by International Business Machines Corporation ("IBM") in various systems engineering, marketing and administrative positions. Immediately prior to his employment with the Company, Mr. Hughes was responsible for managing the market and technical sales group serving colleges and universities with IBM in Long Island and Westchester County.

Mr. Ernest G. Bago, from 1986 until joining the Company in March 1990, was employed by Cap Gemini America as New Jersey Branch Manager. Prior to 1986, Mr. Bago was employed by Computer Sciences Corporation (CSC) for 14 years. During his tenure at CSC, Mr. Bago held various sales and marketing positions. His last position was Vice President of Sales and Marketing for the Communications Industry Division.

Mr. John G. Sharkey has a Masters Degree in Finance. He is a Certified Public Accountant in the State of New York. From 1987 until joining the Company in October 1990, Mr. Sharkey was Controller of a publicly held electronics manufacturer. From 1984 to 1987, he served as Deputy Auditor of a commercial bank, having responsibility over the internal audit department. Prior to 1984, Mr. Sharkey was employed by KPMG LLP as a senior accountant.

Mr. John H. Hochuli, Jr. has been a Director of the Company since April 1993. In 1994 he retired from Diamond Manufacturing Corp., a maker of aluminum windows and doors, which he founded in 1955 and served as President.

Mr. James J. Hill has been a Director of the Company since December 1989. In 1998, he retired from MRA Publications, Inc., a medical publishing business for which he had been Executive Vice President of Sales and Marketing since 1979. Mr. Hill received a Bachelor of Science Degree in Business Administration from the University of Arizona in 1958 and a Bachelor of Foreign Trade Degree from the American Institute of Foreign Trade in Arizona in 1959.

Mr. Robert A. Esernio has been a Director of the Company since April, 2001. From 1969 through 1990 Mr. Esernio was a partner in the international accounting and consulting firm of Grant Thornton LLP. Mr. Esernio is a certified public accountant and was also a professor of Accounting at St John's and Long Island Universities from 1958 through 1985 when he retired with Emeritus status. Mr. Esernio received a Bachelor of Business Administration Degree; Magna cum Laude from St. John's University in 1956 and a Master of Business Administration Degree from New York University in 1963.

The Company's executive officers are elected by, and serve at the discretion of, the Board of Directors.

    REMUNERATION AND CERTAIN TRANSACTIONS OF EXECUTIVE OFFICERS AND DIRECTORS
    -------------------------------------------------------------------------

The following table sets forth a summary for the last three fiscal years of all compensation paid to the Company's Chief Executive Officer and each of the other executive officers whose individual compensation exceeded $100,000 ("Named Executives").

                    Summary Annual Compensation Table (1, 2)
                    ----------------------------------------
                                                                      Long
                                                                   Term Awards
                                                                  Stock Options
                                          Annual Compensation     No. of Shares
                               Fiscal     -------------------      Underlying
Name and Principal Position     Year      Salary        Bonus        Options
---------------------------     ----      ------        -----        -------

Joseph F. Hughes                2004     $450,000     $304,000          -
President and Chief             2003      437,000      337,000          -
Executive Officer               2002      424,000      384,000          -

Ernest G. Bago                  2004      200,000      236,000          -
President, TSR Consulting       2003      200,000      251,000          -
Services, Inc.                  2002      200,000      277,000          -

John G. Sharkey                 2004      125,000       75,000          -
Vice President, Finance         2003      125,000       40,000          -
                                2002      125,000       40,000          -

(1) The aggregate amount of all perquisites and other personal benefits paid to any Named Executive is not greater than either $50,000 or 10% of the total annual salary and bonus reported for such Named Executive.

(2) During the three fiscal years indicated, the Company, did not grant any stock appreciation rights to its executive officers, did not make any restricted stock awards and did not have a long-term incentive plan. The Company adopted the 1997 Employee Stock Option Plan in April, 1997.



         Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
                           Year End Option/SAR Values
-------------------------------------------------------------------------------
                                           Number of      Value of unexercised
                  Shares      Value       unexercised     in-the-money options/
                acquired on  realized   options/SARS at      SARs at fiscal
     Name       exercise(#)    ($)     fiscal year end(#)      year end($)
--------------- ----------- ---------- ------------------ ---------------------

                                          Exercisable/          Exercisable/
                                         unexercisable         Unexercisable
--------------- ----------- ---------- ------------------ ---------------------

Ernest G. Bago     80,000     $57,500          -                     -


John G. Sharkey    40,000     $70,831          -                     -


(1) No options were issued in the fiscal year ended May 31, 2004.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
          -------------------------------------------------------------

The Compensation Committee consists of the three outside directors who have never been officers of the Company. The Committee's general philosophy is to have a compensation plan that is competitive and will attract, retain, motivate and reward highly qualified executives. The Committee's goals are to attract and retain an executive management team that is capable of taking full advantage of the Company's opportunities and enable the Company to address the challenges of the current economic climate, and to provide incentives for outstanding performance. It is the responsibility of the Committee to advise the Board relative to the salaries, bonuses and stock options granted to the individuals listed on the executive compensation table.

The compensation of the Chief Executive Officer, Joseph F. Hughes is currently based on a five year employment agreement, which terminates May 31, 2007. The employment agreement was entered into in June 2002 following the expiration of his prior agreement. This agreement provides for a competitive base salary, a performance based bonus provision tied to the Company's pre-tax profits, and an additional discretionary bonus. In determining the level of Mr. Hughes' compensation, the Committee took into consideration his diverse responsibilities, his knowledge and experience in the industry, and his development and implementation of business strategies and his ability to address the challenges currently facing the Company.

The compensation of the other executive officers is guided by the Committee's overall philosophy and goals. The Committee wishes to further ensure that the services of these individuals are retained to use their years of invaluable experience in the markets that the Company services in order to facilitate continued growth and profitability. The compensation of Ernest G. Bago, President of the contract computer programming subsidiary, is based upon a three year employment agreement, which was renewed in June 2004 and which terminates May 31, 2007. This agreement provides for a competitive base salary and a significant performance based bonus tied to the pre-tax profits of the Company. The compensation of John G. Sharkey, Vice President of Finance, which is based upon a four year employment agreement, which terminates December 31, 2005, is reviewed annually based upon the achievement of both corporate and individual performance goals.

                                Compensation Committee
James J. Hill, Chairman           Robert A. Esernio         John H. Hochuli, Jr.

                            REPORT OF AUDIT COMMITTEE
                            -------------------------

The Audit Committee of the Board of Directors is comprised of the three directors named below. The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, the quality of its audit process, and the appointment, compensation, retention, and oversight of the work of the Company's independent accountants. The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ending May 31, 2004 with management and with the Company's independent accountants. The members of the Committee are "independent", as defined in the NASDAQ listing standards. The Committee operates pursuant to a Charter. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Audit Committee Communications, as amended. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has reviewed whether the provision on non-audit services to the Company by the independent auditors is compatible with maintaining their independence. The Audit Committee also considered other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on the Form 10-K for the year ended May 31, 2004 to be filed with the Securities and Exchange Commission.

                             Members of the Audit Committee
Robert A. Esernio, Chairman            James J. Hill        John H. Hochuli, Jr.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                ------------------------------------------------

The following graph compares cumulative five-year stockholder returns (including reinvestment of dividends) on an indexed basis with the Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Computer and Data Processing Stocks (SIC Code 737). These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Stock.

Performance Graph of TSR, Inc. Common Stock Versus Broad Market and Peer Group Indices

                                        5/99  5/00  5/01  5/02  5/03  5/04
                                        ----  ----  ----  ----  ----  ----
        TSR, Inc                         100    78   74    78    91    92
        NASDAQ (US)                      100   137   85    66    65    81
        Computer and Data Processing     100   131   81    53    56    63

Notes:

A.  The index level for all series was set to $100 at May 31, 1999.
B. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
C. If the monthly interval based on the fiscal year-end is not a trading day, the preceding trading day is used.

                               COMPENSATION PLANS
                               ------------------

The following describes plans adopted by the Company pursuant to which cash or non-cash compensation was paid during the years ended May 31, 2004, 2003, or 2002, or pursuant to which such compensation may be distributed in the future, to the Named Executives.


401(k) Deferred Compensation and Profit Sharing Plan
----------------------------------------------------
In 1985, the Company adopted a voluntary retirement savings plan for employees who have attained age 21 and have at least six months of service. This plan permits employees to contribute, on a pre-tax basis, up to 15% of their compensation. Also, the plan has a matching provision whereby the Company matches 50% of the first 4% of the employee's basic contribution. However, the matching provision does not apply to the Named Executives and other highly paid individuals. Additionally, the plan provides for discretionary profit sharing contributions as determined by the Board of Directors. There were no such contributions for the fiscal years ended May 31, 2004, 2003, or 2002.

Compensation of Directors
-------------------------
For their service, members of the Board of Directors who are not salaried employees of the Company received an annual retainer of $10,000, payable quarterly during fiscal 2004.

Employment Contracts and Termination of Employment and Change in Control
------------------------------------------------------------------------
Arrangements
------------
In June 2004, an employment agreement was entered into with Ernest G. Bago providing for an annual base salary of $200,000, and providing for additional incentive compensation based upon certain criteria which are agreed upon from time to time, such criteria being currently based primarily on the profitability of the Company. During fiscal year 2004, $236,000 in incentive compensation was paid under a similar plan in Mr. Bago's prior agreement. The new agreement is for a three year term and provides for severance, in the event of termination without cause, of the base salary for one year. The contract also contains a change in control agreement pursuant to which Mr. Bago will receive a payment on change of control equal to $250,000 times the remaining years in the contract term, subject to certain profitability criteria.

In June 2002, an employment agreement was entered into with Joseph F. Hughes, which terminates May 31, 2007. This agreement provides for an initial base salary of $437,000 with annual adjustments based upon increases in the Consumer Price Index, such increases to be no less than 3% and no more than 8% per year. Additionally, the agreement provides for an annual discretionary bonus for each fiscal year, up to a maximum of $50,000 if pre-tax profits are less than $1,000,000 and a minimum of 7.5% of pre-tax profits if such profits exceed $1,000,000. In fiscal 2004, Mr. Hughes received the minimum bonus of 7.5% of pre-tax profits or $304,000 as incentive compensation.

In January 2002, an employment agreement was entered into with John G. Sharkey, which terminates December 31, 2005. This agreement provides for an annual base salary of $125,000, subject to increase in the discretion of the President of the Company and an annual discretionary bonus, which bonus was $75,000 for the fiscal year ended May 31, 2004. The agreement also contains a change in control agreement pursuant to which Mr. Sharkey may receive a payment equal to his prior year's total compensation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent Stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended May 31, 2004, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Certain Relationships and Related Transactions
----------------------------------------------

Mr. Christopher Hughes, a Director of the Company from April 2000 until September 2004 and the son of Joseph F. Hughes, has been employed by the Company since 1983 and is currently a Vice President for the contract computer programming business. He received total cash compensation of $251,000 during fiscal year 2004.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                ------------------------------------------------

BDO Seidman LLP, certified public accountants, have been appointed by the Company's Board of Directors as independent auditors for the Company to examine and report on its consolidated financial statements for the fiscal year ending May 31, 2005. BDO Seidman LLP audited and reported on the Company's consolidated financial statements for the year ended May 31, 2004 and it is expected that a representative of BDO Seidman LLP will be present at the Meeting with an opportunity to make a statement if he desires to do so and will be available to respond to questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company's Common Stock present at the Meeting, in person or by proxy. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated. If the Stockholders do not ratify the appointment of BDO Seidman LLP at the Meeting, the selection of BDO Seidman LLP may be reconsidered by the Board of Directors.


                                   AUDIT FEES
                                   ----------

The aggregate fees billed by BDO Seidman LLP for professional services related to the audit of the Company's consolidated financial statements for the fiscal year ended May 31, 2004 were $39,902. The fees associated with the reviews of the consolidated condensed financial statements included in the Company's Quarterly reports on Form 10-Q for the fiscal year ended May 31, 2004 were $12,509. The aggregated fees billed by BDO and KPMG LLP in connection with the year end audit and quarterly reviews for the fiscal year ended May 31, 2003 were $40,375 and $28,600 respectively.


                               AUDIT RELATED FEES
                               ------------------

There were no fees billed by BDO Seidman LLP and KPMG LLP for audit related services for the fiscal years ended May 31, 2004 or 2003.


                                  TAX SERVICES
                                  ------------

The aggregate fees billed by KPMG LLP for tax services during the fiscal year ended May 31, 2003 were $45,000. There were no fees billed by BDO Seidman LLP for tax services during the fiscal years ended May 31, 2004 or 2003.


                               ALL OTHER SERVICES
                               ------------------

There were no fees billed by BDO Seidman LLP or KPMG LLP related to any other non-audit services for the fiscal years ended May 31, 2004 or 2003.

                             STOCKHOLDER'S PROPOSALS
                             -----------------------

Any proposal by a Stockholder of the Company intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than July 3, 2005 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.


                             FORM 10-K ANNUAL REPORT
                             -----------------------

UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2004, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. If the person requesting the report was not a Stockholder of record on October 29, 2004, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's stock at the close of business on such date. Requests should be addressed to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11788.


            OTHER BUSINESS SOLICITATION AND EXPENSES OF SOLICITATION
            --------------------------------------------------------

The Board of Directors does not know of any other matters to be brought before the Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. In addition to solicitation by mail, the Company's directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                                     By Order of the Directors,

                                                     John G. Sharkey, Secretary

November 1, 2004

                                   PROXY CARD
                                                                           Front

                                    TSR, Inc.
                                 400 OSER AVENUE
                            HAUPPAUGE, NEW YORK 11788


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 6, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH F. HUGHES and ERNEST G. BAGO or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 6th of December, 2004 at 9:00 a.m., at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York, and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:

1. FOR __   WITHHOLDING VOTE __   The election of Robert A. Esernio and John H.
   Hochuli, Jr. for Class III Director.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

2. FOR __   AGAINST __   ABSTAIN __   The ratification of the appointment by the
   Board of Directors of the Company of BDO Seidman LLP as the independent auditors of the Company to examine and report on its financial statements for the year ending May 31, 2005.

3. In accordance with their best judgment with respect to any other business that may properly come before the Meeting. (Continued and to be signed on the reverse side.)

                                   Proxy Card
                                                                            Back

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ABOVE PROPOSALS.

Receipt is acknowledged of the Notice and Proxy Statements relating to this meeting.


                                  Dated:                                 , 2004
                                         --------------------------------


                                  ---------------------------------------------
                                  Signature


                                  ---------------------------------------------
                                  Signature

Please sign as name(s) appear(s) hereon. Proxies should be dated when signed. When signing as attorney, executor, administrator, trustee or guardian, the full title of such should be given. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.

                                   APPENDIX A

                                    TSR, INC.

                    CHARTER AND POWERS OF THE AUDIT COMMITTEE


          RESOLVED, that the membership of the Audit Committee of the Board of Directors (the "Audit Committee") shall consist of at least three members of the Board of Directors, who shall meet the independence and experience requirements contained in the NASDAQ listing standards, and shall serve at the pleasure of the Board of Directors. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an "Audit Committee financial expert" under rules and regulations of the Securities and Exchange Commission.

          RESOLVED, that while the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct the audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles ("GAAP"). This is the responsibility of management and the Company's independent auditors.

          RESOLVED, that the charter and powers of the Audit Committee shall be:

o Assisting the Board of Directors in the oversight of the maintenance by management of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

o Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure that an adequate system of internal control is functioning within the Company;

o Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure compliance by the Company with all applicable laws, regulations and Company policies;

o Providing an independent, direct communication between the Company's independent auditors and the Board of Directors; and

o Overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.


          RESOLVED, that the Audit Committee shall have the following specific powers and duties:

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chair of the Audit Committee or at the request of the independent auditor;

2. Having sole authority and direct responsibility for the selection, appointment, retention, compensation, oversight and termination of the independent auditors (including resolution of disagreements between management and the auditors) for the purpose of preparing and issuing an audit report or related work;

3. Determining the compensation for the independent auditor for the purpose of rendering an audit report, appropriate funding for the payment of which shall be provided by the Company;

4. Pre-approving all audit services and permissible non-audit services to be performed by the Company's independent auditor (subject to the de minimus exception for non-audit services described in Section 10A of the Exchange Act that are approved by the Audit Committee prior to completion of the audit); provided that the Audit Committee is authorized to delegate pre-approval of audit and non-audit services to one or more members of the Audit Committee; and such member(s) shall report to the full Audit Committee at each scheduled meeting whether such member(s) pre-approved any audit or non-audit services;

5. Ensuring independence of the independent auditor by obtaining from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company and confirming the auditor firm's independence, as required by Independence Standards Board Standard No. 1;

6. Actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take appropriate action to oversee the independence of the outside auditor;

7. Discussing with the Company's independent auditor the matters described in Statement on Auditing Standards No. 61, as amended;

8. Reviewing and discussing with management and the independent auditor any report or attestation required to be made by the independent auditors under applicable federal securities laws and the rules and regulations of the SEC regarding: (i) all critical accounting policies and practices to be used,
     (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) other material written communications between the independent auditors and management, such as any management representation letter or schedule of unadjusted differences;

9. Conferring with the independent auditor concerning the scope its examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent auditor's annual engagement letter; and authorizing the independent auditor to perform such supplemental reviews or audits as the Audit Committee may deem desirable;

10. Reviewing with management and the independent auditor significant risks and exposures, audit activities and significant audit findings;

11. Reviewing with management and the independent auditor the adequacy of the Company's systems of internal control;

12. Reviewing with management and the independent auditor the Company's audited annual financial statements, quarterly financial statements and the independent auditor's opinion and reviews rendered with respect to such financial statements;

13. Reviewing with management and the Independent Auditor the Company's earnings press releases;

14. Obtaining from the independent auditor its recommendations (if any) regarding the improvement of internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries;

15. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

16.  Reviewing and approving all related-party transactions;

17. Engaging independent counsel and other advisors, as the Audit Committee determines is necessary to carry out its duties and responsibilities, appropriate funding for the payment of which shall be provided by the Company in addition to funding for ordinary administrative expenses that are necessary for the Audit Committee to carry out its duties;

18. Establishing procedures for the receipt, retention and treatment of complaints about accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission of employee concerns about questionable accounting or auditing practices;

19. Adopting a Code of Ethics for all employees, officers and directors of the Company; providing for and reviewing prompt disclosure to the public of any change in, or waiver of such Code of Ethics; and reviewing conduct alleged to be in violation of such Code of Ethics;

20. Reporting to shareholders in the Company's annual proxy statement on those matters required by the Securities and Exchange Commission;

21. Reporting through its Chair to the Board of Directors following the meetings of the Audit Committee;

22. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

23. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities;

24. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable;

25.  Reviewing and reassessing the adequacy of this Charter at least annually.

                                   APPENDIX B

                                    TSR, INC.

                          NOMINATING COMMITTEE CHARTER

PURPOSE

The Nominating Committee shall assist the Board of Directors (the "Board") by identifying individuals qualified to become Board members and approving nominees to stand for election at the annual meetings of the Company's stockholders.

COMMITTEE MEMBERSHIP

The Committee shall consist of no fewer than three members. Each member of the Committee shall (a) be a director of the Company and (b) meet the independence requirements established by NASDAQ or, with the approval of the Board, satisfy one or more of the exceptions permitted by NASDAQ.

The members of the Committee shall be appointed and replaced by the Board. The Board shall designate one member of the Committee to serve as the Committee's Chairperson.

COMMITTEE RULES OF PROCEDURE

The Committee shall meet at least annually, or more frequently as circumstances dictate. Special meetings may be convened as the Committee deems necessary or appropriate.

A majority of the members of the Committee shall constitute a quorum to transact business. Members of the Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances, as determined by the Chairperson of the Committee, notice shall be delivered to all Committee members at least 24 hours in advance of the scheduled meeting. Minutes of each meeting will be kept and distributed to the entire Board.

The affirmative vote of a majority of the members of the Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or NASDAQ rule, any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Nominating Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

Selection of Directors and Committee Members
--------------------------------------------

1. If the Board authorizes the use of a search firm to identify director candidates, the Committee shall have the sole authority, to the extent the Committee deems necessary or appropriate to carry out its responsibilities, to retain and terminate any such search firm. The Committee shall also have the sole authority to approve the fees and other retention terms of any such search firm.

2.         The Committee shall:

           1. identify individuals qualified to become Board members and consider candidates to fill positions on the Board. In identifying candidates, the Committee shall consider all relevant factors including, without limitation, complementary skills, experience, areas of expertise, diversity and reputation.

           2. approve candidates to recommend to the Board as nominees to fill positions on the Board.

3. Notwithstanding anything to the contrary in this Charter, if the Company is, at any time, required by contract or otherwise to provide third parties with the ability to nominate one or more directors, the selection and nomination of such directors shall not be subject to review or approval by the Committee.

Other Responsibilities
----------------------

4. The Committee may form and delegate authority to subcommittees. The Committee or any subcommittee shall have the right to consult with or obtain input from management.

5. The Committee shall report to the Board, as requested, or as the Committee deems necessary, but not less frequently than annually.

6. In addition to any other powers designated herein, in the event of a vacancy in the office of the Chairman of the Board (if the person serving as the Chairman of the Board was also serving as Chief Executive Officer at such time) and the Board has not already filled such vacancy, the Chairperson of the Committee shall also serve as the Chairman of the Board on an interim basis until such time as a successor has been approved by the Board.

7. The Chairperson shall coordinate the activities of the independent directors and shall have the authority to convene meetings of the independent directors of the Board from time to time, to set the agendas for such meetings and to conduct and report on such meetings.

8. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval. This Charter is in all respects subject and subordinate to the Company's certificate of incorporation and by-laws and the resolutions of the Board and the applicable provisions of the Delaware General Corporate Law.

9.         The Committee annually shall review its own performance.